EXHIBIT 4

BYLAWS OF THE TRUSTEE

BOSTON EQUISERVE TRUST COMPANY,

NATIONAL ASSOCIATION

BY-LAWS

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the Main Office of the National Trust Company, in the Town of Canton, Commonwealth of Massachusetts or such other places as the Board of Directors may designate, at 10 o’clock, on the fourth Wednesday of May of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the National Trust Company. If, for any cause, an election of directors is not made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any shareholder owning, in the aggregate, not less than 10 percent of the stock of the National Trust Company. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the National Trust Company a notice stating the purpose of the meeting.

Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the National Trust Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the National Trust Company, shall be made in writing and shall be delivered or mailed to the President of the National Trust Company and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the National Trust Company and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the National Trust Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the National Trust Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this National Trust Company shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

ARTICLE II

Directors

Section 2.1 Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the National Trust Company. Except as expressly limited by law, all corporate powers of the National Trust Company shall be vested in and may be exercised by the Board of Directors.

Section 2.2 Number. The Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

Section 2.3. Organization Meeting. The Cashier, upon receiving the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the National Trust Company to organize the new Board and elect and appoint officers of the National Trust Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. Regular Meetings of the Board of Directors shall be held, without notice, at least once in each quarter on such days and at such hours as the Directors may from time to time determine. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the National Trust Company, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose in conformance with Section 2.2 of this Article.

Section 2.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as a vote at a meeting.

Section 2.9. Meeting by Telecommunications. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the time and participation by such means shall constitute presence in person at the meeting.

ARTICLE III

Committees of the Board

Section 3.1. Investment Committee. There shall be an Investment Committee composed of not less than two Directors, appointed by the Board annually or more often. The Investment Committee shall have the power to insure adherence to Investment Policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.2. Examining Committee. There shall be an Examining Committee composed of not less than two directors, exclusive of any active officers, appointed by the Board annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the National Trust Company or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the National Trust Company is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the National Trust Company as shall be deemed advisable.

Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. However, a committee may not authorize distribution of assets or dividends; approve action required to be approved by shareholders; fill vacancies on the board of directors or any of its committees; amend articles of association; adopt, amend or repeal by-laws; or authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

ARTICLE IV

Officers and Employees

Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the National Trust Company. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulations, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.3. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board and of the National Trust Company, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the National Trust Company; shall provide for the keeping of proper records of all transactions of the National Trust Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 4.5. Other Officers. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of offices and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the National Trust Company. Such officers shall respectively exercise such powers and perform such duties as pertain to the several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the National Trust Company. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

Fiduciary Activities

Section 5.1. Trust Department. There shall be a department of the National Trust Company known as the Trust Department that shall perform the fiduciary responsibilities of the National Trust Company.

Section 5.2. Trust Officer. There shall be a Trust Officer of this National Trust Company whose duties shall be to manage, supervise and direct all the activities of the Trust Department. Such persons shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the National Trust Company in connection with fiduciary matters.

The Board of Directors may appoint other trust officers of the Trust Department, as it may deem necessary, with such duties as may be assigned.

Section 5.3. Trust Investment Committee. There shall be a Trust Investment Committee of this National Trust Company composed of not less than two members, who shall be capable and experienced officers or directors of the National Trust Company. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee, and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the National Trust Company has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

Section 5.4. Trust Audit Committee. The Board of Directors shall appoint a committee of not less than two directors, exclusive of any active officer of the National Trust Company, which shall, at least once during each calendar year and within 15 months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Department has been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

Section 5.5. Fiduciary Files. There shall be maintained in the Trust Department files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5.6. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the National Trust Company a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

ARTICLE VI

Stock and Stock Certificates

Section 6.1. Transfers. Shares of stock shall be transferable on the books of the National Trust Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the National Trust Company shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the National Trust Company properly endorsed.

ARTICLE VII

Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

ARTICLE VIII

Miscellaneous Provisions

Section 8.1. Fiscal Year. The Fiscal Year of the National Trust Company shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company by the Chairperson of the Board, or the President, or any Executive Vice President, or any Vice President, or the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2. are supplementary to any other provision of these Bylaws.

Section 8.3. Records. The Articles of Association, the By-laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.

ARTICLE IX

By-laws

Section 9.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the National Trust Company, and shall be open for inspection to all shareholders, during banking hours.

Section 9.2. Amendments. The By-laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

I, Evalyn Lipton Fishbein, CERTIFY that: (1) I am the duly constituted Secretary of Boston EquiServe Trust Company, National Association and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing By-laws are the By-laws of said National Trust Company, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature and the seal of the said National Trust Company, in the City of Boston on this 18th day of December, 1996.

/s/ Evalyn Lipton Fishbein
Secretary

EQUISERVE TRUST COMPANY, N.A. (THE “TRUST COMPANY”)

ACTION BY THE BOARD OF DIRECTORS

May 14, 2003

RESOLVED, that the Trust Company hereby deletes Section 3.2 and Section 5.4 of the By-Laws and replaces such sections with the following Section 3.2, and renumbers Section 5.5 and 5.6 as Section 5.4 and 5.5, respectively:

Section 3.2. Audit Committee. The Board of Directors shall appoint an Audit Committee composed of not less than two directors, exclusive of any active officers of the National Trust Company, whose duty it shall be to make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the National Trust Company, including the Trust Department, or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether adequate internal controls and procedures are being maintained, whether the Trust Department has been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles, and shall recommend to the Board of Directors such changes in the manner of conduct of the affairs of the National Trust Company as shall be deemed advisable.

I, Andrea Manning, Assistant Secretary of EquiServe Trust Company, N.A., a national banking association do hereby certify that the foregoing is a true and correct copy of a resolution approved by the Board of Directors at a meeting held on May 14, 2003. I further certify that the resolution is in full force and effect and has not been revoked.

/s/ Andrea Manning	June 11, 2003
Andrea Manning

Computershare Trust Company, N.A.

ACTION BY THE BOARD OF DIRECTORS

December 7, 2011

RESOLVED, that the Board of Directors hereby approves amending section 3.2. of the By-Laws of the Trust Company as follows:

Changing the title of Section 3.2. from “Audit Committee” to “Audit and Risk Committee,” and changing all references to the “Audit Committee” in Section 3.2. to the “Audit and Risk Committee.”

I, Andrea Manning, Assistant Secretary of Computershare Trust Company, N.A., a national banking association do hereby certify that the foregoing is a true and correct copy of a resolution approved by the Board of Directors at a meeting held on December 7, 2011. I further certify that the resolution is in full force and effect and has not been revoked.

/s/ Andrea Manning	Date: December 8, 2011
Andrea Manning
Assistant Secretary